Exhibit p(1) under Form N-1A
                                      Exhibit 99 under Item 601/Reg SK



                          CODE OF ETHICS FOR

                            THE BBH TRUST
                          THE BBH FUND, INC.
                   BBH U.S. MONEY MARKET PORTFOLIO

                BBH HIGH YIELD FIXED INCOME PORTFOLIO
               BBH BROAD MARKET FIXED INCOME PORTFOLIO
                   BBH COMMON SETTLEMENT FUND, INC.
                 BBH COMMON SETTLEMENT II FUND, INC.
   (each an "Investment Company" and collectively, the "Investment
                             Companies")


   Amended and Restated as of May 9, 2000, August 15, 2000, February
             20, 2001, May 10, 2001 and November 8, 2002

      Each Investment Company has determined to adopt this Code of Ethics (the "Code") as of May 9, 2000, August 15, 2000, February 20, 2001, May 10, 2001 and November 8, 2002, to specify and prohibit certain types of personal securities transactions deemed to create a conflict of interest and to establish reporting requirements and preventive procedures pursuant to the provisions of Rule 17j-1(c)(1) under the Investment Company Act of 1940 (the "1940 Act").

      The investment adviser to each Investment Company is Brown Brothers Harriman & Co., which is primarily engaged in a business or businesses other than advising registered investment companies and other advisory clients. Brown Brothers Harriman & Co. has adopted a code of ethics which is substantially in conformity with Rule 17j-l under the 1940 Act and which has been approved by the Board of Directors/Trustees of each Investment Company. Pursuant to that code of ethics, each Partner and employee of Brown Brothers Harriman & Co. must obtain preclearance for each personal purchase or sale of a Covered Security (as defined below) and is prohibited from purchasing a security in an Initial Public Offering or a Limited Offering (as defined below).

      The underwriter of each Investment Company isEdgewood Services, Inc. ("Edgewood"). Edgewood has adopted a code of ethics which is substantially in conformity with Rule 17j-l under the 1940 Act and which has been approved by the Board of Directors/Trustees of each Investment Company. Pursuant to its code of ethics, each officer and employee of Edgewood is required to report each personal purchase or sale of a Covered Security (as defined below) no less frequently than quarterly. No officer or employee of Edgewood has functions or duties in the ordinary course of his or her business which relate to the making of any recommendation to an Investment Company regarding the purchase or sale of Covered Securities (as defined below).

I.    DEFINITIONS

      A.  An "Access Person" means with respect to each Investment
          Company:

(i)       Any Director/Trustee, officer or Advisory Person (as
                defined below) of the Investment Company, or

(ii)      Any director or officer of Edgewood who, in the ordinary
                course of his or her business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by the Investment
                Company, or

(iii)     Any Partner, officer or Advisory Person of Brown Brothers
                Harriman & Co., who, with respect to the Investment Company, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made to the Investment Company or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by Brown Brothers Harriman & Co. to the Investment Company.

      B. An "Advisory Person" of an Investment Company or Brown Brothers Harriman & Co. means:

(i)   Any employee of the Investment Company or Brown Brothers
                Harriman & Co. who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Investment Company, or whose functions relate to the making of any recommendations with respect to the purchases or sales; or

(ii)      Any natural person in a control relationship to the
                Investment Company or Brown Brothers Harriman & Co. who obtains information concerning recommendations made to the Investment Company with regard to the purchase or sale of Covered Securities by the Investment Company.


      C.   "Investment Personnel" of an Investment Company or of
      Brown Brothers Harriman & Co. means:

(i)   Any employee of the Investment Company or Brown Brothers
             Harriman & Co. who, in connection with his of her regular functions of duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Investment Company, or

(ii)  Any natural person who controls the Investment Company or
             Brown Brothers Harriman & Co. and who obtains information concerning recommendations made to the Investment Company regarding the purchase or sale of securities by the Investment Company.

      D. "Access Persons", "Advisory Persons" and "Investment Personnel" shall not, unless otherwise provided, include any individual who is subject either to the code of ethics of Brown Brothers Harriman & Co. or to the code of ethics of Edgewood.

      E. "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934 in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Securities Exchange Act of 1934 (the "1934 Act").

      F.  "Control" shall have the same meaning as set forth in
          Section 2(a)(9) of the 1940 Act.

G.      "Covered Security" means a security as defined in Section
         2(a)(36) of the 1940 Act, except that it does not include:

(i)   Direct obligations of the Government of the United States;

(ii)  Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

(iii) Shares issued by open-end investment companies.

            H. A "Covered Security Held or to be Acquired by an Investment Company" means:

(i)       Any Covered Security which, within the most recent 15 days:

(A)   Is or has been held by the Investment Company; or

                 (B)    Is being or has been considered by the
                        Investment Company or Brown Brothers
                        Harriman & Co. for purchase by the
                        Investment Company; and

          (ii) Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered
                 Security described in (i) of this section.

      I. "Disinterested Directors/Trustee" means a Director/Trustee who is not an "interested person" within the meaning of
          Section 2(a)(19) of the 1940 Act. Affiliates of brokers or dealers are "interested persons", except as provided in Rule 2(a)(19)(1) under the 1940 Act.

            J.    "Holdings Reports" are reports filed by Access
Persons and contain the following
          information:

(i)   The title, number of shares and principal amount of each
                Covered Security in which the Access Person has any direct or indirect beneficial ownership; and

(ii)  The name of any broker, dealer or bank with whom the Access
                Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

(iii) The date the report is submitted by the Access Person.

      K. An "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

      L. A "Limited Offering" means an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the 1933 Act.

      M. "Purchase or sale of a Covered Security" includes, among other things, the writing of an option to purchase or sell a Covered Security.

      N. The "Review Officer" is the person designated by the Board of Directors/Trustees of each Investment Company to monitor the overall compliance with this Code. Included in the duties of the Review Officer are the review of all initial and annual Holdings Reports and quarterly transaction reports and/or duplicate confirmations and statements and the maintenance of the list of Access Persons. Additionally, the Review Officer is the person designated by the Board of Directors/Trustees to provide preclearance of any investment in Initial Public Offerings or Limited Offerings by Investment Personnel as required by this Code. In the absence of any such designation the Review Officer of each Investment Company shall be the Treasurer or any Assistant Treasurer or Christine D. Dorsey.




II.   STATEMENT OF GENERAL PRINCIPLES

              The following general fiduciary principles shall govern the personal investment activities of all Access Persons, including those individuals who would be "Access Persons" but for the provisions of Section I, paragraph D above.

          Each Access Person shall:

      A.  At all times place the interests of each Investment
          Company before his or her personal interests;

      B. Conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and

      C. Not take any inappropriate advantage of his or her position with or on behalf of an Investment Company.

   It is unlawful for any affiliated person of an Investment Company, or any affiliated person of Brown Brothers Harriman & Co. or Edgewood, in connection with the purchase or sale, directly or indirectly, by the person of a Covered Security Held or to be Acquired by the Investment Company: (1) To employ any device, scheme or artifice to defraud the Investment Company; (2) To make any untrue statement of a material fact to the Investment Company or omit to state a material fact necessary in order to make the statements made to the Investment Company, in light of the circumstances under which they are made, not misleading; (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Investment Company; or
   (4) To engage in any manipulative practice with respect to the Investment Company.

III. RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES - INITIAL PUBLIC OFFERINGS AND LIMITED OFFERINGS

        With regard to Initial Public Offerings and Limited
   Offerings, Investment Personnel shall obtain express prior written approval from the Review Officer for any direct or indirect acquisition of securities in an Initial Public Offering or a Limited Offering.


IV.   COMPLIANCE PROCEDURES

      A.  Reporting

          (i) Quarterly Transaction Reports

(A)   Coverage of Quarterly Transaction Reports: Each Access Person
                  (other than Disinterested Directors/Trustees) shall file with the Review Officer confidential quarterly reports containing the information required in section (B), below, with respect to all transactions during the preceding quarter in any Covered Securities in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership. All such Access Persons shall file reports, even when no transactions have been effected, representing that no transactions subject to reporting requirements were effected.

(B)   Filings of Quarterly Transaction Reports:  Every report shall be made no later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                  1. The date of the transaction, the title the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

                  2.    The nature of the transaction (i.e.,
                        purchase, sale or any other type of
                        acquisition or disposition);

                  3.                The price of the Covered
                        Security at which the transaction was
                        effected;

4.    The name of the broker, dealer or bank with or through whom the transaction was effected; and

5.    The date that the report is submitted by the Access Person.

6.    With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person, the name of the broker, dealer or bank with whom the Access Person established the account, the date the account was established and the date the report is submitted by the Access Person.

7.    An Access Person need not make a quarterly transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by the Review Officer with respect to the Access Person in the time period required if all the information required is contained in the broker trade confirmations or account statements or in the records of the Review Officer.

            (ii)    Initial Holdings Report. Each person who becomes
               an Access Person on or after March 1, 2000 (other than Disinterested Directors/Trustees) shall file an initial Holdings Report with the Review Officer within 10 days after the person becomes an Access Person.

           (iii) Annual Holdings Reports. Each Access Person (other than Disinterested Directors/Trustees), unless otherwise exempted, shall file an annual Holdings Report with the Review Officer by the later of September 1st of each year or such earlier date designated by the Review Officer which contains information that is current as of a date no more than 30 days before the report is submitted.

           (iv) Exceptions from Reporting Requirements. No person shall be required to report transactions effected for, and Covered Securities held in, any account over which such person has no direct or indirect influence or control.
      B.  Review

          The Review Officer shall be responsible for reviewing transactions. Before making a determination that a violation has been committed by an Access Person, the Review Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

      V.  REQUIREMENTS FOR DISINTERESTED DIRECTORS/TRUSTEES

          A Disinterested Director/Trustee is exempt from the requirements concerning "initial holdings reports" and "annual holdings reports." A Disinterested Director/Trustee shall be exempt from the requirements concerning
          "quarterly transaction reports" so long as the Disinterested Director/Trustee neither knew nor should have known (in the ordinary course of fulfilling his or her duties) that during the 15-day period immediately before or after the Disinterested Director/Trustee's transaction in the Covered Security, an Investment Company purchased or sold the Covered Security or an Investment Company or Brown Brothers Harriman & Co. considered purchasing or selling the Covered Security .

VI.   REVIEW BY THE BOARD OF DIRECTORS/TRUSTEES

      At least annually, each Investment Company, Brown Brothers
      Harriman & Co. and Edgewood shall provide a report in writing to that Investment Company's Board of Directors/Trustees that:

      A. Describes any issues arising under their respective code of ethics since the last report to the Board of Directors/Trustees, including, but not limited to, information about material violations of any such code and sanctions imposed in response to the material violations; and

      B.  Certifies that each of the Investment Company, Brown
          Brothers Harriman & Co. or Edgewood, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

VII.  SANCTIONS

      A.  Sanctions for Violations by Access Persons (except
          Disinterested Directors/Trustees)

          If the Review Officer determines that a violation of this Code has occurred, he or she shall so advise the Board of Directors/Trustees and the Board may impose such sanctions as it deems appropriate, including, inter alia, disgorgement of profits, censure, suspension or termination of the employment of the violator. All material violations of the Code and any sanctions imposed as a result thereto shall be reported periodically to the Board of Directors/Trustees.

      B.  Sanctions for Violations by Disinterested
          Directors/Trustees

          If the Review Officer determines that any Disinterested Director/Trustee has violated this Code, he or she shall so advise the President of the Investment Companies and also a committee consisting of the Disinterested Directors/Trustees (other than the person whose transaction is at issue) and shall provide the committee with a report, including the record of pertinent actual or contemplated portfolio transactions of the appropriate Investment Company and any additional information supplied by the person whose transaction is at issue. The committee, at its option, shall either impose such sanctions as it deems appropriate or refer the matter to the full Board of Directors/Trustees of the Investment Companies, which shall impose such sanctions as it deems appropriate.

      C. If the review officer designated under the code of ethics of Brown Brothers Harriman & Co., or the review officer designated under the code of ethics of Edgewood, determines that any individual has violated that code of ethics in a material way related to Covered Securities held or to be acquired by an Investment Company, he or she shall so advise the Board of Directors/Trustees and shall provide a report, including the sanctions imposed for such violation.


VIII. MISCELLANEOUS

      A.  Access Persons

          The Review Officer of the Investment Companies will identify all Access Persons who are under a duty to make reports to the Investment Companies and will inform such persons of such duty. Any failure by the Review Officer to notify any person of his or her duties under this Code shall not relieve such person of his or her obligations hereunder.

      B.  Records

          Brown Brothers Harriman Trust Company and/or Brown Brothers Harriman & Co. or its delegate shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange Commission:

          (i) A copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

          (ii) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

          (iii) A copy of each report made pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

(iv)  A record of all persons who are required, or within the past five years have been required, to make or review reports pursuant to this Code shall be maintained in an easily accessible place; and

(v)   The record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities in Initial Public Offerings or Limited Offerings, shall be maintained for at least five years.

      C.  Confidentiality

          All reports of transactions in Covered Securities and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.

      D.  Interpretation of Provisions

          The Board of Directors/Trustees of each Investment Company may from time to time adopt such interpretations of this Code as it deems appropriate.

                            THE BBH TRUST
                          THE BBH FUND, INC.
                   BBH U.S. MONEY MARKET PORTFOLIO

                BBH HIGH YIELD FIXED INCOME PORTFOLIO
               BBH BROAD MARKET FIXED INCOME PORTFOLIO

                   BBH COMMON SETTLEMENT FUND, INC.
                 BBH COMMON SETTLEMENT II FUND, INC.
   (each an "Investment Company" and collectively, the "Investment
                             Companies")

                SUGGESTED FORM OF QUARTERLY TRANSACTION REPORT

To:                                              , Review Officer

From:
                   (Your Name)

      This Transaction Report is submitted pursuant to Section IV. of the Code of Ethics, of the Investment Companies and supplies information with respect to transactions in any security in which I may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest (whether or not such security is a security held or to be acquired by an Investment
Company) for the calendar quarter ended                     .

      Unless the context otherwise requires, all terms used in this Report shall have the same meaning as set forth in said Code of Ethics. For purposes of this Report, beneficial ownership shall be interpreted subject to the provisions of the Code and Rule 16a-1(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934.

                       Nature of
                       Transaction
                       (Whether                           Name of the
                       Purchase,     Principal            Broker,
Dealer
                       Sale, or      Amount of  Price at  Or Bank
with
                       Other Type of Securities Which the Whom the
Nature of
Name of    Title of        Date of   Disposition          Acquired or
Transaction            Transaction              Ownership
Fund   Securities    Transaction     or Acquisition       Disposed of
Was Effected           Was Effected        of Securities*






Name of Covered Securities Account Established in Last Quarter
Date Account was Established




      I HEREBY CERTIFY THAT I (1) HAVE READ AND UNDERSTAND THE CODE,
(2) RECOGNIZE THAT I AM SUBJECT TO THE CODE, (3) HAVE DISCLOSED ALL SECURITIES HOLDINGS AS REQUIRED, AND (4) CERTIFY THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.


Dated:

                        Signature

* If appropriate, you may disclaim beneficial ownership of any security listed in this Report.


                          ACCESS PERSONS OF

                            THE BBH TRUST
                          THE BBH FUND, INC.
                   BBH U.S. MONEY MARKET PORTFOLIO

                BBH HIGH YIELD FIXED INCOME PORTFOLIO
               BBH BROAD MARKET FIXED INCOME PORTFOLIO

                   BBH COMMON SETTLEMENT FUND, INC.
                 BBH COMMON SETTLEMENT II FUND, INC.


____________________________________________________________________________

                           Eugene P. Beard
                          Richard Carpenter
                            Clifford Clark
                           David P. Feldman
                            J. Angus Ivory
                             Alan G. Lowy
                        Arthur D. Miltenberger
                          David M. Seitzman
                        Joseph V. Shields, Jr.



As of November 8, 2002